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Note: all the msgs posted below were posted on the Yahoo
message board for Goldfield
Corp  unless otherwise described.

Msg 3752 on 5/17
Re: Lurker needs information
by: dpastor_2000
05/17/01 10:49 am
EDT
Msg: 3752 of 3810

Zeomanus,
I am the portfolio manager and investor in a private fund that owns GV. Through eRaider.com, I am running for GV's board of directors. Most of my postings, and Aaron Brown's, are on the eRaider.com website.
Our proxy is there as well. In it, we discuss the need for the company to
1)focus and develop the two core businesses; 2) reach out to institutional investors; and 3)maximize shareholder value. We think that great shareholder input will help management focus on these goals. Therefore, I invite you to visit our site and participate in our discussions.


eRaider is soliciting proxies for Goldfield's annual meeting. Click on the link
(http://www.eraider.com/article.cfm?topicID=50&catID=158&articleID
=647)to get summarized information on the participants to the proxy solicitation. Also, eRaider strongly advises all shareholders to read the proxy statement when it is available on the eRaider.com website. If you want a free copy of the proxy statement and/or the information on the participants, please email Aaron Brown or write us at:

Privateer Asset Management
POB 20170
Park West Station
NY, NY 10025

Only the poster is responsible for the content of this message, this legend does not imply eRaider's agreement or disagreement. Please read our legal disclaimer for more information
Msg 3758 on 5/17
Re: Lurker needs information
by: dpastor_2000
05/17/01 08:08
pm EDT
Msg: 3758 of
3810

NO, we are not advocating selling the mining. I believe the zeolites are under-valued.
Msg on 5/18 #3774. NOTE that while the name says Dpastor ; in fact the Writer is Aaron Brown ;he identifies himself in the next post. There was a mistake in the select identity.
Re: I think positions should be stated
by: dpastor_2000
05/18/01 03:25
pm EDT
Msg: 3774 of
3810

It's true I don't come to this board often, I spend most of my time at the eRaider board. But I'm always happy to answer questions.

First, I have to distinguish between my personal opinions about Goldfield and the official position of the Shareholder Value Slate. I personally believe there is significant value, beyond share price, in both zeolite mining and electrical construction; but that both of these businesses need capital investment and growth. Capital will come at a reasonable price, again in my personal opinion, only if the Company's governance and capital structure are improved; and a clear strategic focus is communicated. Finally, I personally think we should recruit some board members with experience and respect in the two industries, people to serve as ambassadors for the Company.

The Shareholder Value Slate stands for shareholders on the board to improve value. As a director candidate, I am pledged to represent all shareholders if elected, and to keep an open mind on all issues. If I am elected, I may decide to modify my views on the basis of additional information available to a board member. Also, I would respect any shareholder's views. I'm not running as an ideologue with fixed ideas about improving value, I just think we need some people on the board who believe in the stock enough to buy it with their own money, who have the independence and expertise to stand up to management when necessary.

I know most dissident directors run on specific platforms: fire management, sell the Company or whatever. That's not what eRaider is about. Our goal is to make the Company a democracy, in the belief that everyone works better when the owners are watching. I don't try to get on boards, in fact I have always refused the opportunity to serve. But in Goldfield's case, I think I had no choice but to run if there is to be any positive change.

I don't know why you think
http://www.eraider.com/message.cfm?topicID=50&catID=160&messagenu mber=393 was self-serving. I was asked a fair question, if I think Goldfield is so valuable, why don't I try to buy the whole thing? I answered fairly (in my opinion anyway) that I am in a different business. I have participated in LBO's in the past, they are a lot of work and I did not enjoy them. I think I can get a better risk-adjusted return with less work by restricting myself to a 5 percent stake. That way the benefits are shared by all stockholders, so there are a lot of people to help with the work of oversight. From my point of view, I can put my money in 20 or 40 companies instead of 1 or 2. That diversification is important too. However, if I lose at Goldfield, I may have to rethink that strategy (not with Goldfield, but with future targets). Maybe 5 percent is not enough to force change, even with an Internet site to organize other shareholders.

I apologize for the following disclaimer. I have been posting on message boards for many years and consider this sort of thing to be inappropriate, too much like a solicitation. But SEC regulations require a label and pointer to my proxy filing, and for me to file this message (and all communications).

eRaider is soliciting proxies for Goldfield's annual meeting. Click on the link to get summarized information on the participants to the http://www.eraider.com/article.cfm?topicID=50&catID=158&articleID=64
7 proxy solicitation. Also, eRaider strongly advises all shareholders to read the proxy statement when it is available on the eRaider.com website. If you want a free copy of the proxy statement and/or the information on the participants, please email aaron.brown@privateeram.com Aaron Brown or write us at:

Privateer Asset Management
POB 20170
Park West Station
NY, NY 10025

Only the poster is responsible for the cont
Msg 3791 on 5/19
Re: My Two Bits
by: AaCBrown (44/M/New York City, New York)
05/19/01 11:06
am EDT
Msg: 3791 of
3810

I looked at C2C not as an investment, but as a company trying hard to find markets for natural zeolites. Unfortunately, it seemed to me that their efforts never went beyond optimistic press releases. It's this sort of hype that make people think natural zeolites are an investment scam.

My current sense is that a significant expansion of the current market for natural zeolites (which Goldfield dominates) requires joint ventures. I don't think it's practical to sell existing companies on switching to natural zeolites; and I don't like the idea of starting a new business Goldfield has no experience in.

But a joint venture could be a perfect compromise. Whether the chosen application is animal feed additive, water filtration, fertilizer additives , kitty litter, toxic site clean up or something else; a dedicated company will do a better job. Potential partners will be much more interested in Goldfield offers to provide half the capital and assume half the risk. The upside is much greater as well. A joint venture can be located and designed to maximize value for Goldfield. While you have to choose partners carefully, there are a lot of smart, aggressive companies out there whose assets and talents are a good fit with Goldfield's.

Right now, Goldfield has no debt and a very low stock price. If the stock price can be increased, the Company could issue stock and borrow money for a low cost of capital. A carefully chosen joint venture, maximizing Goldfield's expertise and assets, could be a major winner. Plus, this is the sort of business plan that institutions and analysts can get excited about. Yes, it's risky. The joint venture could fail. But if you don't want risk, you shouldn't be in business in the first place. Avoiding all risk guarantees that shareholders get nothing.

I don't think that Goldfield can ever make much money from zeolites without a significant commitment of resources. I think we own the mining properties and have the people to be successful. But they need money and a board that insists on bold new ideas (and will support those ideas).

Joint ventures, institutional investment, analyst coverage, open boards; these are the things that pry a company open so it can be successful. No one ever got rich living inside a fortress, shutting out the world. Opening up means risk, but it also creates the possibility of reward.

Once again, I apologize for the disclaimer.

eRaider is soliciting proxies for Goldfield's annual meeting. Click on the link to get summarized information on the participants to the http://www.eraider.com/article.cfm?topicID=50&catID=158&articleID=647 proxy solicitation. Also, eRaider strongly advises all shareholders to read the proxy statement when it is available on the eRaider.com website. If you want a free copy of the proxy statement and/or the information on the participants, please email aaron.brown@privateeram.com Aaron Brown or write us at:

Privateer Asset Management
POB 20170
Park West Station
NY, NY 10025